SECURITIES AND EXCHANGE COMMISSION
                    WASHINGTON, D.C. 20549

                         FORM 8-K

                       CURRENT REPORT

            Pursuant to Section 13 or 15(d) of the
             Securities and Exchange Act of 1934

Date of report (Date of earliest event reported) August 29, 2006


                     RENEWABLE ASSETS, INC.
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(Exact Name of Small Business Issuer as Specified in its Charter)

          DELAWARE                  000-50699      20-0858618
 ---------------------------       ----------      ------------
 (State or Other Jurisdiction      (Commission    (IRS Employer
of Incorporation or Organization)   File No.)   Identification No.)

7040 W. Palmetto Park Road, Building 4, No. 572, Boca Raton, FL 33433
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               (Address of Principal Executive Offices)

                            (561) 488-9938
                           -----------------
              (Issuer's Telephone Number, Including Area Code)

                            Not applicable
     -------------------------------------------------------
  (Former Name and Former Address of Issuer Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [  ]  Pre-commencement communications pursuant to Rule 14d-
           2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [  ]  Pre-commencement communications pursuant to Rule 13e-
           4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Forward Looking Statements

This Form 8-K and other reports we file from time to time with the Securities and Exchange Commission (collectively the "Filings") contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, our management as well as estimates and assumptions made by our management. When used in the Filings the words "anticipate", "believe", "estimate", "expect", "future", "intend", "plan" or the negative of these terms and similar expressions as they relate to us or our management identify forward looking statements. Such statements reflect our current view with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of this report entitled "Risk Factors") relating to our industry and our operations and results of operations. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although we believe that the expectations reflected in the forward looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results. The following discussion should be read in conjunction with our financial statements and the related notes that appear elsewhere in this report.


5.01	Changes in Control of Registrant.

Registrant has been a wholly owned subsidiary of our parent, International Imaging Systems, Inc., for a number of years. On April 13, 2004, the Board of Directors of International Imaging Systems, Inc. approved the spin-off of all of the shares of our Common Stock owned by International Imaging Systems, Inc. to its shareholders of record on April 14, 2004. Completion of the spin-off was contingent upon compliance with applicable rules and regulations. International Imaging Systems, Inc. has been unable to comply with such rules and regulations and, on August 28, 2006, its Board of Directors approved abandonment of the spin-off based upon its lack of financial resources to effect compliance with applicable rules and regulations and, in lieu thereof, to enter into a purchase agreement to sell, transfer and convey all of our issued and outstanding stock to our President, Mr. Alfred M. Schiffrin, the Buyer in the transaction contemplated.

On August 29, 2006, International Imaging Systems, Inc. entered into a Stock Purchase Agreement (the "Purchase Agreement"), pursuant to which International Imaging Systems, Inc. sold all of our issued and outstanding Common Stock to our sole office and director, Mr. Alfred
M. Schiffrin, for the sum of $100 dollars in cash. Mr. Schiffrin is our President, Chief Executive Officer and Chairman of the Board of Directors, positions in which he was incumbent immediately prior to such purchased sale.

Pursuant to the Purchase Agreement, on August 29, 2006 Mr. Schiffrin purchased from International Imaging Systems, Inc. all of the Registrant's issued and outstanding capital stock in exchange for payment of the purchase price in the amount of $100 dollars cash. Our only asset on the date of the sale were the co-exclusive right to market pre-owned photocopy machines Office Furniture Warehouse, Inc., an unrelated party ("OFW"), commissions receivable from OFW of approximately $2,500 and our corporate name, Renewable Assets, Inc. On the date of the purchase and sale, we had liabilities of approximately $1,000 excluding liabilities for legal fees relating to our Federal Security Law compliance, which liabilities were assumed by International Imaging Systems, Inc. The Purchase Agreement provides for the cancellation of all outstanding inter-company payables and receivables.

As a result of completion of the Stock Purchase transaction, Mr. Schiffrin, has acquired control of Renewable Assets, Inc. on the basis of his post-transaction ownership, beneficially owned directly by him, of all of our issued and outstanding capital stock. Mr. Schiffrin paid the purchase price in the Stock Purchase transaction with personal funds.

With completion of the Stock Purchase transaction, Mr. Schiffrin acquired control of Renewable Assets, Inc. from its former parent, International Imaging Systems, Inc.

Concurrently with this Current Report on Form 8-K, we are filing Form 15, certification and Notification of Termination under Section 12(g) of the Securities Act of 1934 or Suspension of Duty to File Reports under Sections 13 and 15(d) of the Securities and Exchange Act of 1934. We previously filed a Form 15 on May 16, 2005, but nevertheless filed periodic reports thereafter intending to pursue the spin-off of our Common Stock by International Imaging Systems, Inc. Concurrent with filing of this Current Report of Form 8-K, we are also withdrawing our filed, proposed Registration Statement on Form SB-2 prior to any declaration of effectiveness.


Item 9.01 Financial Statements and Exhibits

(a)	Financial Statements. None

(b)	Pro Forma Financial Information. None

(c)	Exhibits

        5.1 Stock Purchase Agreement dated August 29, 2006, by and between International Imaging Systems, Inc. and
             Alfred M. Schiffrin.



                               SIGNATURES

	Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      Renewable Assets, Inc.

Dated: August 31, 2006             By: /s/Alfred M. Schiffrin
                                      ------------------------------
                                      Alfred M. Schiffrin, President




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